Exhibit 4.1

DRAFT

                                LOAN CONFIRMATION
                    EIGHTH ISSUER INTERCOMPANY LOAN AGREEMENT

                              DATED [o] April, 2004

                             HOLMES FUNDING LIMITED
                                    (Funding)

                          HOLMES FINANCING (NO. 8) PLC
                               (the Eighth Issuer)

                      [JPMORGAN CHASE BANK, LONDON BRANCH]
                             (the Security Trustee)

                      [JPMORGAN CHASE BANK, LONDON BRANCH]
                                (the Agent Bank)

                                 ALLEN & OVERY
                                     London
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                                    CONTENTS

Clause                                                                      Page

1.  Interpretation.............................................................1
2.  Intercompany Loan Terms and Conditions.....................................2
3.  The Eighth Issuer Term Advances............................................2
4.  Interest...................................................................4
5.  Repayment..................................................................6
6.  Optional Prepayment.......................................................10
7.  Certain Fees, etc.........................................................11
8.  Application of Certain Provisions.........................................13
9.  Declaration of Trust......................................................13
10. Addresses.................................................................13

Schedule

1.  Conditions Precedent in respect of Drawdown...............................15

Signatories...................................................................18
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THIS AGREEMENT is dated [o] April, 2004

BETWEEN:

(1) HOLMES FUNDING LIMITED (registered in England and Wales No. 3982428) whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (Funding);

(2) HOLMES FINANCING (NO. 8) PLC (registered in England and Wales No. o) whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the Eighth Issuer);

(3) JPMORGAN CHASE BANK, LONDON BRANCH, formerly known as The Chase Manhattan Bank, London Branch whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the Security Trustee which expression shall include such person and all other persons for the time being acting as the security trustee or trustees pursuant to the Funding Deed of Charge); and

(4) JPMORGAN CHASE BANK, LONDON BRANCH, formerly known as The Chase Manhattan Bank, London Branch whose offices are at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the Agent Bank which expression shall include such person and all other persons for the time being acting as the agent bank pursuant to the Eighth Issuer Paying Agent and Agent Bank Agreement).

IT IS AGREED as follows:

1.    INTERPRETATION

1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on [o] April, 2004 (and as the same may be further amended, varied or supplemented from time to time with the consent of the parties hereto) and the Eighth Issuer Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on [o] April, 2004 are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and/or the Eighth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Eighth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction
      Schedule and the Eighth Issuer Master Definitions and Construction Schedule, the Eighth Issuer Master Definitions and Construction Schedule shall prevail.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

      Closing Date means [o] April, 2004;

      Intercompany Loan means the Eighth Issuer Intercompany Loan;


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      Intercompany  Loan  Agreement  means the Eighth Issuer  Intercompany  Loan
      Agreement;

      Intercompany Loan Confirmation means the Eighth Issuer Intercompany Loan Confirmation;

      Issuer means the Eighth Issuer;

      Issuer Transaction Account means the Eighth Issuer Sterling Account;

      Notes means the Eighth Issuer Notes; and

      Term Advances means the Eighth Issuer Term Advances.

2.    INTERCOMPANY LOAN TERMS AND CONDITIONS

2.1 Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding and the Security Trustee for the purposes of identification on 26th July, 2000, as amended by the Amendment Agreement to the Intercompany Loan Terms and Conditions made between Funding, Holmes Financing (No. 1) PLC, the Security Trustee and the Agent Bank on 29th November, 2000 and the Second Amendment Agreement to the
      Intercompany Loan Terms and Conditions made between Funding, Holmes Financing (No.1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No.
      3) PLC, the Security Trustee and the Agent Bank on 5th July, 2001, and as amended and restated on 7th November, 2002 by an agreement between Holmes Funding Limited, Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, the Security Trustee and the Agent Bank, and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to this Agreement shall be construed accordingly.

2.2 Each of the parties to this Agreement further agrees that for the purposes of this Agreement, Clause 13 of the Intercompany Loan Terms and Conditions referred to above shall be amended by the addition of a new Clause 13.14 on the following terms:

      "13.14 Centre of Main Interest

      Funding shall not take any action which would result in its main interest being in any jurisdiction other than the United Kingdom and it shall not open any branches or offices in any jurisdiction other than the United Kingdom."

3.    THE EIGHTH ISSUER TERM ADVANCES

3.1   Eighth Issuer Term AAA Advances

      On and subject to the terms of this Agreement, the Eighth Issuer grants to Funding a term loan which consists of the following sub loans:

      (a) the series 1 term AAA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 1 Term AAA Advance) and which corresponds to the principal amount upon issue of the Series 1 Class A Eighth Issuer Notes;

      (b) the series 2 term AAA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 2 Term AAA Advance) and which corresponds to the principal amount upon issue of the Series 2 Class A Eighth Issuer Notes;


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      (c)   the series 3 term AAA  advance in the  maximum  aggregate  principal amount of [(pound)o] (the Eighth Issuer Series 3 Term AAA Advance) and which corresponds to the principal amount upon issue of the Series 3 Class A Eighth Issuer Notes; and

      (d) the series 4A1 term AAA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 4A1 Term AAA Advance) and which corresponds to the principal amount upon issue of the Series 4 Class A1 Eighth Issuer Notes; and

      (e) the series 4A2 term AAA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 4A2 Term AAA Advance) and which corresponds to the principal amount upon issue of the Series 4 Class A2 Eighth Issuer Notes, and together the Eighth Issuer Series 1 Term AAA Advance, the Eighth Issuer Series 2 Term AAA Advance, the Eighth Issuer Series 3 Term AAA Advance, the Eighth Issuer Series 4A1 Term AAA Advance and the Eighth Issuer Series 4A2 Term AAA Advance are referred to herein as the Eighth Issuer Term AAA Advances.

3.2   Eighth Issuer Term AA Advances

      On and subject to the terms of this Agreement, the Eighth Issuer grants to Funding a term loan which consists of the following sub loans:

      (a) the series 1 term AA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 1 Term AA Advance) and which corresponds to the principal amount upon issue of the Series 1 Class B Eighth Issuer Notes;

      (b) the series 2 term AA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 2 Term AA Advance) and which corresponds to the principal amount upon issue of the Series 2 Class B Eighth Issuer Notes;

      (c) the series 3 term AA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 3 Term AA Advance) and which corresponds to the principal amount upon issue of the Series 3 Class B Eighth Issuer Notes; and

      (d) the series 4 term AA advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 4 Term AA Advance) and which corresponds to the principal amount upon issue of the Series 4 Class B Eighth Issuer Notes, and together the Eighth Issuer Series 1 Term AA Advance, the Eighth Issuer Series 2 Term AA Advance, the Eighth Issuer Series 3 Term AA Advance and the Eighth Issuer Series 4 Term AA Advance are referred to herein as the Eighth Issuer Term AA Advances.

3.3   Eighth Issuer Term BBB Advances

      On and subject to the terms of this Agreement, the Eighth Issuer grants to Funding a term loan which consists of the following sub loans:

      (a) the series 1 term A advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 1 Term BBB Advance) and which corresponds to the principal amount upon issue of the Series 1 Class M Eighth Issuer Notes;

      (b) the series 2 term A advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 2 Term BBB Advance) and which corresponds to the principal amount upon issue of the Series 2 Class M Eighth Issuer Notes;


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      (c)   the  series 3 term A  advance  in the  maximum  aggregate  principal amount of [(pound)o] (the Eighth Issuer Series 3 Term BBB Advance) and which corresponds to the principal amount upon issue of the Series 3 Class M Eighth Issuer Notes; and

      (d) the series 4 term A advance in the maximum aggregate principal amount of [(pound)o] (the Eighth Issuer Series 4 Term BBB Advance) and which corresponds to the principal amount upon issue of the Series 4 Class M Eighth Issuer Notes, and together the Eighth Issuer Series 1 Term BBB Advance, the Eighth Issuer Series 2 Term BBB Advance, the Eighth Issuer Series 3 Term BBB Advance and the Eighth Issuer Series 4 Term BBB Advance are referred to herein as the Eighth Issuer Term BBB Advances.

3.4   Term Advance Rating

      The Term Advance Rating in respect of the Eighth Issuer Term AAA Advances shall be AAA/AAA/Aaa, the Term Advance Rating in respect of the Eighth Issuer Term AA Advances shall be AA/AA/Aa3 and the Term Advance Rating in respect of the Eighth Issuer Term BBB Advances shall be BBB/BBB/Bbb.

3.5   Conditions Precedent

      Save as the Eighth Issuer and the Security Trustee may otherwise agree, the Eighth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding that it or its advisers have received all the information and documents listed in
      Schedule 1 in form and substance satisfactory to the Security Trustee and the Eighth Issuer has entered into the Funding Deed of Charge.

4.    INTEREST

4.1   Rate of Interest to First Interest Payment Date

      On the Closing Date the Agent Bank will determine the Initial Relevant Screen Rate (as defined below) in respect of each Eighth Issuer Term Advance at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks (as defined in the Amended and Restated Master Definitions and Construction Schedule) to provide the Agent Bank with its offered quotations to leading banks for three-month and four-month sterling deposits of (pound)10,000,000, in the London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the First Interest Period (as defined in the Amended and Restated Master Definitions and Construction Schedule) shall be the aggregate of (1) the Relevant Margin (as defined below) and (2) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for three-month sterling deposits and the arithmetic mean of such offered quotations for four-month sterling deposits (rounded upwards, if necessary, to five decimal places).

      Initial Relevant Screen Rate means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for three-month sterling deposits and the arithmetic mean of the offered quotations to leading banks for four-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Dow-Jones/Telerate monitor at Telerate page number 3750.


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4.2   Term Advance Rates of Interest

      The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three month sterling deposits as determined in accordance with Clause 6 of the Intercompany Loan Terms and Conditions plus a Relevant Margin which shall be:

      (a) in respect of the Eighth Issuer Series 1 Term AAA Advance, a margin of o per cent. per annum;

      (b) in respect of the Eighth Issuer Series 2 Term AAA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter [o] per cent. per annum;

      (c) in respect of the Eighth Issuer Series 3 Term AAA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (d) in respect of the Eighth Issuer Series 4A1 Term AAA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (e) in respect of the Eighth Issuer Series 4A2 Term AAA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (f) in respect of the Eighth Issuer Series 1 Term AA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (g) in respect of the Eighth Issuer Series 2 Term AA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (h) in respect of the Eighth Issuer Series 3 Term AA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (i) in respect of the Eighth Issuer Series 4 Term AA Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (j) in respect of the Eighth Issuer Series 1 Term BBB Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (k) in respect of the Eighth Issuer Series 2 Term BBB Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum;

      (l) in respect of the Eighth Issuer Series 3 Term BBB Advance, a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum; and


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      (m)   in respect of the Eighth Issuer Series 4 Term BBB Advance,  a margin of o per cent. per annum up to (and including) the Interest Period ending in January 2009 and thereafter o per cent. per annum.

4.3   Interest Periods

      The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Interest Payment Date (as defined in the Amended and Restated Master Definitions and Construction Schedule) falling in [July 2004]. Each subsequent Interest Period shall commence on (and include) an Interest Payment Date and end on (but exclude) the following Interest Payment Date.

5.    REPAYMENT

5.1   Repayment subject to terms of the Funding Deed of Charge

      The terms and provisions of this Clause 5 are to be read subject to the provisions of Part II of Schedule 3 to the Funding Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding Deed of Charge.

5.2 Repayment of Eighth Issuer Term AAA Advances prior to a Trigger Event, enforcement of the Funding Security or enforcement of the Eighth Issuer Security

      Prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Eighth Issuer Security, Funding shall repay to the Eighth Issuer:

      (a) the Eighth Issuer Series 1 Term AAA Advance on the Interest Payment Date falling in [April 2005];

      (b) the Eighth Issuer Series 2 Term AAA Advance on the Interest Payment Date falling in [January 2007] but if there are insufficient funds available to repay the Eighth Issuer Series 2 Term AAA Advance on such Interest Payment Date, then the shortfall shall be repaid on the subsequent Interest Payment Dates from Funding Available Principal Receipts therefor until the Eighth Issuer Series 2 Term AAA Advance is fully repaid; and

      (c) the Eighth Issuer Series 3 Term AAA Advance in an amount equal to the Scheduled Amortisation Amount for each Interest Payment Date falling in [April 2008], [July 2008] and [October 2008] but if there are insufficient funds available to repay such Scheduled Amortisation Amounts on the relevant Interest Payment Dates then the shortfall shall be repaid on the subsequent Interest Payment Date from Funding Available Principal Receipts therefor until the Eighth Issuer Series 3 AAA Advance is fully repaid;

      (d) the Eighth Issuer Series 4 Term AAA Advances to the extent of Funding Available Principal Receipts therefor on each Interest Payment Date falling on or after the Interest Payment Date falling in [January 2009].

5.3 Repayment of Eighth Issuer Term AA Advances prior to a Trigger Event, or enforcement of the Funding Security or enforcement of the Eighth Issuer Security

(a) Subject to Clauses 5.5 and 5.6 hereof, prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Eighth Issuer Security, Funding shall repay to the Eighth Issuer:


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      (i)   on each  Interest  Payment  Date  falling  on or after the  Interest
            Payment Date on which the Eighth Issuer Series 1 Term AAA Advance is fully repaid, the Eighth Issuer Series 1 Term AA Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 1 Term AA Advance is fully repaid;

      (ii) on each Interest Payment Date falling on or after the Interest Payment Date on which the Eighth Issuer Series 2 Term AAA Advance is fully repaid, the Eighth Issuer Series 2 Term AA Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 2 Term AA Advance is fully repaid;

      (iii) on each Interest Payment Date falling on or after each Scheduled Repayment Date on which the applicable Scheduled Amortisation Amount in respect of the Eighth Issuer Series 3 Term AAA Advance is fully repaid, the Eighth Issuer Series 3 Term AA Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 3 Term AA Advance is fully repaid; and

      (iv) on each Interest Payment Date falling on or after the Interest Payment Date on which the Eighth Issuer Series 4 Term AAA Advances are fully repaid, the Eighth Issuer Series 4 Term AA Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 4 Term AA Advance is fully repaid.

(b) If on any Interest Payment Date amounts are due and payable under a Eighth Issuer Term AA Advance when amounts are also due and payable under a Eighth Issuer Term AAA Advance, then Funding shall apply Funding Available Principal Receipts to repay the Eighth Issuer Term AAA Advance in priority to any amounts due under any Eighth Issuer Term AA Advance.

(c) If on any Interest Payment Date amounts are due and payable under more than one Eighth Issuer Term AA Advance, then Funding shall apply Funding Available Principal Receipts to repay the Eighth Issuer Term AA Advances pro rata according to the respective amounts thereof.

5.4 Repayment of Eighth Issuer Term BBB Advances prior to a Trigger Event, or enforcement of the Funding Security or enforcement of the Eighth Issuer Security

(a) Subject to Clauses 5.5 and 5.6 hereof, prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Eighth Issuer Security, Funding shall repay to the Eighth Issuer:

      (i) on each Interest Payment Date falling on or after the Interest Payment Date on which the Eighth Issuer Series 1 Term AA Advance is fully repaid, the Eighth Issuer Series 1 Term BBB Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 1 Term BBB Advance is fully repaid;

      (ii) on each Interest Payment Date falling on or after the Interest Payment Date on which the Eighth Issuer Series 2 Term AA Advance is fully repaid, the Eighth Issuer Series 2 Term BBB Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 2 Term BBB Advance is fully repaid;

      (iii) on each Interest Payment Date falling on or after each Scheduled Repayment Date on which the applicable Scheduled Amortisation Amount in respect of the Eighth Issuer Series 3 AAA Advance is fully repaid and provided that the Eighth Issuer Series 3 Term AA Advance is fully repaid, the Eighth Issuer Series 3 Term BBB Advance to


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            the extent of Funding  Available  Principal  Receipts therefor until the Eighth Issuer Series 3 Term BBB Advance is fully repaid; and

      (iv)  on each  Interest  Payment  Date  falling  on or after the  Interest
            Payment Date on which the Eighth Issuer Series 4 Term AA Advances are fully repaid, the Eighth Issuer Series 4 Term BBB Advance to the extent of Funding Available Principal Receipts therefor until the Eighth Issuer Series 4 Term BBB Advance is fully repaid.

(b) If on any Interest Payment Date amounts are due and payable under a Eighth Issuer Term BBB Advance when amounts are also due and payable under a Eighth Issuer [Term AAA] Advance and/or a Eighth Issuer Term AA Advance, then Funding shall apply Funding Available Principal Receipts to repay the Eighth Issuer Term AAA Advance and/or the Eighth Issuer Term AA Advance in priority to any amounts due under any Eighth Issuer Term BBB Advance.

(c) If on any Interest Payment Date amounts are due and payable under more than one Eighth Issuer Term BBB Advance, then Funding shall apply Funding Available Principal Receipts to repay the Eighth Issuer Term BBB Advances pro rata according to the respective amounts thereof.

5.5 Deferral of repayments on the Eighth Issuer [Term AA] Advances and the Eighth Issuer Term BBB Advances following a Principal Deficiency

      Prior to the occurrence of a Trigger Event, enforcement of the Funding Security or enforcement of the Eighth Issuer Security, principal repayments on the Eighth Issuer Term BBB Advances and the Eighth Issuer Term AA Advances will be deferred in the circumstances set out in paragraph 2 of Part II of Schedule 3 to the Funding Deed of Charge.

5.6 Repayment of Eighth Issuer Term Advances after the occurrence of a Non-Asset Trigger Event but prior to enforcement of the Funding Security or the Eighth Issuer Security

      On and from the Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Eighth Issuer Security, Funding shall repay the Eighth Issuer Term Advances on each Interest Payment Date from Funding Available Principal Receipts in the manner set out in Part II of Schedule 3 to the Funding Deed of Charge.

5.7 Repayment of Eighth Issuer Term Advances after the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Eighth Issuer Security

      Following the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security or enforcement of the Eighth Issuer Security, Funding shall repay the Eighth Issuer Term Advances on each Interest Payment Date from Funding Available Principal Receipts in the manner set out in Part II of Schedule 3 to the Funding Deed of Charge.

5.8 Repayment of Eighth Issuer Term Advances following enforcement of the Eighth Issuer Security but prior to enforcement of the Funding Security

      Following the enforcement of the Eighth Issuer Security pursuant to the terms of the Eighth Issuer Deed of Charge but prior to enforcement of the Funding Security, Funding shall apply Funding Available Principal Receipts on each Interest Payment Date as follows:


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

      (a) firstly, pro rata and pari passu according to the respective amounts outstanding thereof, the Eighth Issuer Series 1 Term AAA Advance, the Eighth Issuer Series 2 Term AAA Advance, the Eighth Issuer Series 3 Term AAA Advance and the Eighth Issuer Series 4 Term AAA Advances until all such Eighth Issuer Term AAA Advances are fully repaid;

      (b) secondly, pro rata and pari passu according to the respective amounts outstanding thereof, the Eighth Issuer Series 1 Term AA Advance, the Eighth Issuer Series 2 Term AA Advance, the Eighth Issuer Series 3 Term AA Advance and the Eighth Issuer Series 4 Term AA Advance until all such Eighth Issuer Term AA Advances are fully repaid; and

      (c) thirdly, pro rata and pari passu according to the respective amounts outstanding thereof, the Eighth Issuer Series 1 Term BBB Advance, the Eighth Issuer Series 2 Term BBB Advance, the Eighth Issuer Series 3 Term BBB Advance and the Eighth Issuer Series 4 Term BBB Advance until all such Eighth Issuer Term BBB Advances are fully repaid.

5.9   Repayment following enforcement of the Funding Security

      Following the enforcement of the Funding Security pursuant to the terms of the Funding Deed of Charge, the Eighth Issuer Intercompany Loan shall be repaid in the manner described in Part III of Schedule 3 to the Funding Deed of Charge.

5.10 Bullet Term Advance and Scheduled Amortisation Term Advances deemed to be Pass Through Term Advances

(a) Subject to the terms of Part II of Schedule 3 to the Funding Deed of Charge, if a Trigger Event occurs, the Eighth Issuer Security is enforced or the Funding Security is enforced, then monies (if any) accumulating for the Eighth Issuer Series 1 Term AAA Advance, the Eighth Issuer Series 2 Term AAA Advance or the Eighth Issuer Series 3 Term AAA Advance will be available, on and from the date of the relevant occurrence, for application in accordance with Clauses 5.6, 5.7, 5.8 or 5.9 hereof (as applicable) (and for the avoidance of doubt, will not be available solely for repayment of the Eighth Issuer Series 1 Term AAA Advance and/or the Eighth Issuer Series 2 Term AAA Advance and/or the Eighth Issuer Series 3 Term AAA Advance, as applicable, subject to the terms of Part II of
      Schedule 3 to the Funding Deed of Charge).

(b) Subject to the terms of Part II of Schedule 3 to the Funding Deed of Charge, if a Trigger Event occurs, the Funding Security is enforced or the Eighth Issuer Security is enforced, then (i) the Scheduled Repayment Dates of the Eighth Issuer Series 1 Term AAA Advance, the Eighth Issuer Series 2 Term AAA Advance and the Eighth Issuer Series 3 Term AAA Advance will cease to apply and (ii) the Eighth Issuer Series 1 Term AAA Advance, the Eighth Issuer Series 2 Term AAA Advance and the Eighth Issuer Series 3 Term AAA Advance shall be deemed to be Payable Pass Through Term Advances.

5.11 Acknowledgement of First Issuer Intercompany Loan, Second Issuer Intercompany Loan, Third Issuer Intercompany Loan, Fourth Intercompany Loan, Fifth Issuer Intercompany Loan, Sixth Issuer Intercompany Loan and Seventh Issuer Intercompany Loan

      The Eighth Issuer hereby acknowledges and agrees that Funding has entered into an intercompany loan agreement with Holmes Financing (No. 1) PLC (the First Issuer) dated 26th July, 2000 (the First Issuer Intercompany Loan Agreement), an intercompany loan agreement with Holmes Financing (No. 2) PLC (the Second Issuer) dated 29th November, 2000 (the Second Issuer Intercompany Loan Agreement), an intercompany loan agreement with Holmes Financing (No. 3) PLC (the Third Issuer) dated 23rd May, 2001 (the Third Issuer Intercompany Loan Agreement), an intercompany loan agreement with Holmes Financing (No.4) PLC (the Fourth Issuer) dated 5th July, 2001 (the Fourth Issuer Intercompany Loan Agreement), an intercompany loan agreement with Holmes Financing (No.5) PLC (the Fifth Issuer) dated 8th November, 2001 (the Fifth Issuer Intercompany Loan Agreement), an intercompany loan agreement with Holmes Financing (No. 6) PLC (the Sixth Issuer) dated 7th November, 2002 (the Sixth Issuer Intercompany Loan Agreement) and an intercompany loan agreement with Holmes Financing (No. 7) PLC (the Seventh Issuer) dated 26th March, 2003 (the Seventh Issuer Intercompany Loan Agreement) and accordingly, the obligation of Funding to repay this Eighth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer
      Intercompany  Loan, the Third Issuer  Intercompany Loan, the Fourth Issuer
      Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan and the Seventh Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding under this Eighth Issuer Intercompany Loan Agreement, the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement, the Sixth Issuer Intercompany Loan Agreement and the Seventh Issuer Intercompany Loan Agreement and the provisions of Schedule 3 to the Funding Deed of Charge.

5.12  Acknowledgement of New Intercompany Loans

      The Eighth Issuer hereby acknowledges and agrees that from time to time Funding may enter into New Intercompany Loans with New Issuers and that the obligation of Funding to repay this Eighth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, the Seventh Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding under any of this Eighth Issuer Intercompany Loan, the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan, the Third
      Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan and the Seventh Issuer Intercompany Loan and the provisions of Schedule 3 to the Funding Deed of Charge. The Eighth Issuer further acknowledges and agrees that Parts I, II and III of Schedule 3 to the Funding Deed of Charge will be amended to reflect the entry by Funding into New Intercompany Loans and related agreements from time to time and agrees to execute such documents as are necessary or required by the Rating Agencies or otherwise for the purpose of including the New Issuer, any New Funding Swap Provider, any New Start-up Loan Provider or any other person who has executed an Accession Undertaking in the Transaction Documents.

6.    OPTIONAL PREPAYMENT

6.1   Optional Prepayment of Eighth Issuer Term Advances

      If the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in January 2001 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practices or by any other regulation and PROVIDED THAT an Eighth Issuer Note Enforcement Notice has not been served, then Funding may, on any Interest Payment Date on or after the Interest Payment Date falling in [January 2009], having given not more than 60 days and not less than 30 days' (or such shorter period as may be agreed with the Eighth Issuer and the Security Trustee) prior written notice to the Eighth Issuer and the Security Trustee, prepay all but not some only of all of the Eighth Issuer Term Advances without penalty or premium but subject to Clause 15 (Default interest and indemnity) of the Intercompany Loan Terms and Conditions.

6.2   Application of monies

      The Eighth Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to Clause 6.1 (Prepayment of Eighth Issuer Term Advances) in making prepayments under the Eighth Issuer Notes.

7.    CERTAIN FEES, ETC.

7.1   Fee for provision of Eighth Issuer Term Advances

      Funding shall (except in the case of payments due under paragraphs (c), (e), (f) and (j) below, which shall be paid when due) on each Interest Payment Date pay to the Eighth Issuer for same day value to the Eighth Issuer Sterling Account a fee for the provision of the Eighth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

      (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Eighth Issuer Security Trustee pursuant to the Eighth Issuer Deed of Charge together with interest thereon as provided therein;

      (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Eighth Issuer Trust Deed together with interest thereon as provided therein;

      (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Eighth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

      (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Eighth Issuer Paying Agent and Agent Bank Agreement;

      (e) any amounts due and payable by the Eighth Issuer to the Inland Revenue in respect of the Eighth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Eighth Issuer and subject to the terms of the Eighth Issuer Deed of Charge) or any other Taxes payable by the Eighth Issuer;

      (f) the fees, costs, charges, liabilities and expenses due and payable to the Eighth Issuer Account Banks, pursuant to the Eighth Issuer Bank Account Agreement (if any);

      (g) the fees, costs, charges, liabilities and expenses due and payable to the Eighth Issuer Cash Manager, pursuant to the Eighth Issuer Cash Management Agreement;

      (h) any termination payment due and payable by the Eighth Issuer to any Eighth Issuer Swap Provider, pursuant to any Eighth Issuer Swap Agreement;

      (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Eighth Issuer Corporate Services Agreement;

      (j)   an amount equal to "G" where G is calculated as follows:

            G = (A- D- H) or, if such calculation is less than zero, then G shall be zero where,

            A  =  [0.01] per cent of the interest amounts paid by Funding to the
                  Eighth Issuer on the Eighth Issuer Term Advances on the immediately preceding Interest Payment Date;

            D  =  E - F

            where,

            E  =  the interest amounts (which excludes those fee amounts in this
                  Clause 7.1) paid by Funding to the Eighth Issuer on the Eighth Issuer Term Advances on the immediately preceding Interest Payment Date; and

            F  =  amounts paid by the Eighth Issuer under  paragraphs (e) to (i)
                  of the Eighth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Interest Payment Date;

            and

            H  =  the  cumulative  aggregate  of (D - A) as  calculated  on each previous Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

      (k) any other amounts due or overdue by the Eighth Issuer to third parties including the Rating Agencies and the amounts paid by the Eighth Issuer under the Subscription Agreements and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (b) to (k) above; and

      (l) if on any Interest Payment Date there are Eighth Issuer Principal Receipts remaining in the Eighth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Eighth Issuer on such Eighth Issuer Principal Receipts remaining in the Eighth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Eighth Issuer applying the weighted average rate of interest payable on the relevant Eighth Issuer Currency Swap Agreement due for repayment at the end of that Interest Period to such Eighth Issuer Principal Receipts remaining in the Eighth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Eighth Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Eighth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Eighth Issuer Pre-Enforcement Revenue Priority of Payments in the Eighth Issuer Cash Management Agreement.

7.2   Set-off

      Funding and each of the other parties to the Eighth Issuer Intercompany Loan Agreement agree that the Eighth Issuer shall be entitled to set-off those amounts due and payable by Funding pursuant to this Clause 7 on the Closing Date against the amount to be advanced by the Eighth Issuer to Funding by way of the Eighth Issuer Term Advances on the Closing Date.

8.    APPLICATION OF CERTAIN PROVISIONS

      The  provisions   set  out  in  Clause  4.2  (Limited   Recourse)  of  the
      Intercompany Loan Term and Conditions shall apply to:

      (a)   the Eighth Issuer Term AA Advances; and

      (b)   the Eighth Issuer Term BBB Advances.

9.    DECLARATION OF TRUST

      The Eighth Issuer declares the Security Trustee, and the Security Trustee hereby declares itself, trustee of all the covenants, undertakings, rights, powers, authorities and discretions in, under or in connection with this Agreement for the Eighth Issuer Secured Creditors in respect of the Eighth Issuer Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of the Eighth Issuer Deed of Charge.

10.   ADDRESSES

      The addresses referred to in Clause 18.4 of the Intercompany Loan Terms and Conditions are as follows:

      The Security Trustee:

      For the attention of:  Manager, Trust Administration

      Address:               Trinity Tower, 9 Thomas More Street, London E1W 1YT

      Facsimile:             (44) 20 7777 5410

      The Eighth Issuer:

      For the attention of:  Securitisation Team, Customer Risk and Decisioning

      Address: Holmes Financing (No. 8) PLC c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes, MK9 1AN

      Facsimile:             (44) 1908 343 019

      Funding:

      For the attention of:  Securitisation Team, Customer Risk and Decisioning

      Address: Holmes Funding Limited c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes, MK9 1AN

      Facsimile:             (44) 1908 343 019


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

      Rating Agencies:

      Moody's:

      Address:               2 Minster Court
                             Mincing Lane
                             London EC3R 7XB

      For the attention of:  Nick Lindstrom

      Telephone:

      Facsimile:             (44) 20 7621 9068
                             (44) 20 7772 5400

      S&P:

      Address:               Garden House
                             18 Finsbury Circus
                             London EC2M 7BP

      For the attention of:  Structured Finance Surveillance Group

      Telephone:

      Facsimile:             (44) 20 7826 3800
                             (44) 20 7826 3598

      Fitch:

      Address:               Eldon House
                             2 Eldon Street
                             London EC2M 7UA

      For the attention of:  European Structured Finance

      Telephone:

      Facsimile:             (44) 20 7417 4222
                             (44) 20 7417 6262


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

                                   SCHEDULE 1

                   CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.    Authorisations

(a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding.

(b) A copy of a resolution of the board of directors of Funding authorising the entry into, execution and performance of each of the Transaction Documents to which Funding is a party and authorising specified persons to execute those on its behalf.

(c)   A certificate of a director of Funding certifying:

      (i) that each document delivered under this paragraph 1 of Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Eighth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

      (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.    Security

(a)   The Funding Deed of Charge duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding GIC Account and the Funding Transaction Account.

(c)   Security Power of Attorney for Funding.

3.    Legal opinion

      Legal opinions of:

      (a) Allen & Overy, English legal advisers, addressed to the Security Trustee;

      (b) Slaughter and May, English legal advisers to the Seller, the Eighth Issuer and Funding, addressed to the Security Trustee;

      (c) Cleary, Gottlieb, Steen & Hamilton, U.S. legal advisers to the Seller, the Eighth Issuer and Funding, addressed to the Security Trustee; and

      (d) Tods Murray WS, Scottish legal advisors, addressed to the Security Trustee.

4.    Transaction Documents

      Duly executed copies of:

      (a)   the Servicing Agreement;

      (b)   the Mortgages Trust Deed;

      (c)   the Abbey Deed and Power of Attorney;

      (d)   the Funding Deed of Charge;

      (e)   the Funding Swap Agreement;

      (f)   the Corporate Services Agreement;

      (g)   the Funding Liquidity Facility Agreement;

      (h) the First Intercompany Loan Agreement, the Second Intercompany Loan Agreement, the Third Intercompany Loan Agreement, the Fourth Intercompany Loan Agreement, the Fifth Intercompany Loan Agreement, the Sixth Intercompany Loan Agreement, the Seventh Intercompany Loan Agreement and the Eighth Intercompany Loan Agreement;

      (i)   the Cash Management Agreement;

      (j)   the Bank Account Agreement;

      (k)   the Funding Guaranteed Investment Contract;

      (l) the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement, the Sixth Start-up Loan Agreement, the Seventh Start-up Loan Agreement and the Eighth Start-up Loan Agreement;

      (m)   the Seller Power of Attorney;

      (n)   the Insurance Acknowledgements;

      (o)   Amended and Restated Mortgage Sale Agreement;

      (p)   the Eighth Issuer Deed of Charge;

      (q)   the Eighth Issuer Cash Management Agreement;

      (r)   the Currency Swap Agreements;

      (s)   the Eighth Issuer Bank Account Agreement;

      (t)   the Eighth Issuer Post-Enforcement Call Option Agreement;

      (u)   the Eighth Issuer Corporate Services Agreement;

      (v)   the Eighth Issuer Trust Deed;

      (w)   the Eighth Issuer Global Notes;

      (x)   the Eighth Issuer Paying Agent and Agent Bank Agreement;

      (y)   the Mortgages Trustee Guaranteed Investment Contract; and

      (z)   the  Amended  and  Restated  Master   Definitions  and  Construction
            Schedule,  the First  Issuer  Master  Definitions  and  Construction
            Schedule,  the Second Issuer  Master  Definitions  and  Construction
            Schedule,  the Third  Issuer  Master  Definitions  and  Construction
            Schedule,  the Fourth Issuer  Master  Definitions  and  Construction

            Schedule,  the Fifth  Issuer  Master  Definitions  and  Construction
            Schedule,  the Sixth  Issuer  Master  Definitions  and  Construction
            Schedule, the Seventh Issuer Master Definitions and Construction Schedule and the Eighth Issuer Master Definitions and Construction Schedule.

5.    Bond Documentation

(a) Confirmation that the Eighth Issuer Notes have been issued and the subscription proceeds received by the Eighth Issuer; and

(b)   Copy of the Prospectus and the Offering Circular.

6.    Miscellaneous

      Solvency certificates from Funding signed by two directors of Funding in or substantially in the form set out in Schedule 2 to the Intercompany Loan Terms and Conditions.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

                                   SIGNATORIES

Funding

SIGNED for and on behalf of        )
HOLMES FUNDING LIMITED             )

Eighth Issuer

SIGNED for and on behalf of        )
HOLMES FINANCING (NO. 8) PLC       )

Security Trustee and
Agent Bank

SIGNED for and on behalf of        )
JPMORGAN CHASE BANK,               )
LONDON BRANCH                      )


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